Exhibit 99.2

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

On February 5, 2026, Griffon Corporation (the “Company” or “Griffon”) announced it entered into a definitive agreement to form a joint venture with ONCAP Management Partners, L.P. (“ONCAP”), the mid-market private equity platform of Onex Corporation (TSX:ONEX), to create a leading global provider of hand tools, home organization solutions, and lawn and garden products for professionals and consumers. The joint venture combines the United States and Canada businesses of Griffon’s AMES Companies (“AMES North America”) with the Bellota Tools, Corona, and Burgon & Ball businesses of VNPI Global Investments and Services, S.L. and Bellota Holding AG (“Venanpri”), an ONCAP majority-owned portfolio company. Griffon also announced on February 5, 2026 the initiation of a comprehensive review of strategic alternatives for its AMES Australasia and United Kingdom ("U.K.") operations. As of March 31, 2026, the Company ceased its AMES U.K. operations and will liquidate its remaining assets and settle its remaining liabilities.

On June 8, 2026, Griffon announced that it had entered into a definitive agreement to sell its AMES Australasia business to a joint venture it is forming with an investment group led by the management of AMES Australasia with support from Australian financial investors. On July 31, 2026, Griffon completed the previously announced formation of the Australasia joint venture of Griffon’s AMES Australasia business. The transaction was accounted for in Australian dollars and translated into U.S. dollars using the closing AUD exchange rate on the transaction closing date. Under the terms of the agreement, at closing, Griffon received AUD $258,000 (USD $180,910) in cash, a AUD $69,300 (approximately USD $48,593) paid-in-kind (“PIK”) note receivable, and a 49% equity interest with an initial carrying value of AUD $29,800 (USD $20,896). Griffon will participate in the governance and oversight of the joint venture as a 49% equity holder, while the remaining 51% ownership interest will be held by the investment group that includes certain members of the current AMES Australasia management team. Griffon's investment in the Australasia joint venture will be accounted for under the equity method.

On June 9, 2026, Griffon completed the previously announced formation of the joint venture between its AMES North America business and Venanpri. The joint venture, named Veritage Brands (“Veritage”), is managed as a subsidiary of Venanpri which, together with other affiliates of ONCAP, holds a 57% equity interest. Griffon holds the remaining 43% equity interest and participates in the governance and oversight of Veritage. Upon closing, Griffon received $100,000 in cash, a $161,100 second-lien PIK debt receivable from the joint venture, and a 43% equity interest with an initial carrying value of $118,600.

The following unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X and give effect to (i) the sale of the Company's AMES North America business to the Veritage joint venture and (ii) the sale of the Company's AMES Australasia business to the Australasia joint venture (collectively, the "Completed Transactions"). The unaudited pro forma condensed consolidated financial statements are based on the assumptions and adjustments described in the accompanying notes and are intended to illustrate the estimated effects of the Completed Transactions, including:

•the removal of the assets, liabilities and historical operating results of the AMES North America and AMES Australasia businesses from Griffon’s consolidated financial statements, which have been classified as discontinued operations;
•the removal of the historical operating results of the AMES U.K. business from Griffon’s consolidated statement of operations, which have been classified as discontinued operations, while inventory and property, plant and equipment remain classified as held for sale on Griffon’s consolidated balance sheet;
•the recognition of the equity method investments in the Veritage and Australasia joint ventures recorded on the balance sheet as of March 31, 2026 and the equity interest in earnings (losses) of Veritage and Australasia joint ventures recorded on the income statement only;
•cash received by Griffon as part of the net consideration received in connection with the sale of the AMES North America and AMES Australasia businesses to joint ventures;

Exhibit 99.2
•the recognition of second-lien PIK debt receivable in connection with the Veritage joint venture and PIK note receivable in connection with the Australasia joint venture recorded in Notes Receivable (related party) on the Consolidated Balance Sheet; and
•the recognition of the gain or loss on the Completed Transactions, net of transaction costs and tax provision, presented on the balance sheet in retained earnings only.

The following unaudited pro forma consolidated balance sheet of Griffon as of March 31, 2026 is presented as if the Completed Transactions, as described in the notes to the unaudited pro forma consolidated financial statements, had occurred at March 31, 2026, Griffon’s latest balance sheet date. The unaudited pro forma consolidated statements of operations for the six-month period ended March 31, 2026 and for each of the years ended September 30, 2025, 2024 and 2023 are presented as if the Completed Transactions had occurred on October 1, 2022. Griffon’s unaudited condensed consolidated financial statements as of March 31, 2026 and for the three and six months ended March 31, 2026 included in Griffon’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 reflects the reclassification of the AMES North America, U.K. and Australasia businesses within discontinued operations except for U.K. inventory and property, plant and equipment, which are classified as held for sale.

The following unaudited pro forma consolidated financial statements contained herein are based on the historical financial statements of Griffon prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) for each period presented and, in the opinion of the Company’s management, all adjustments and disclosures necessary for a fair presentation of the pro forma financial information have been made. The unaudited pro forma consolidated financial statements do not purport to represent what the actual results of operations or financial position of Griffon would have been had the Completed Transactions occurred on the dates assumed, nor are they necessarily indicative of the results that may be obtained in the future.

The pro forma information in the “Transaction Accounting Adjustments” column in the unaudited proforma consolidated financial statements reflects transaction accounting adjustments which have been made in accordance with accounting guidelines which are further described in the accompanying notes. The pro forma transaction adjustments are preliminary and are based upon available information and certain assumptions which management believes are reasonable under the circumstances and which are described in the accompanying notes to the unaudited pro forma consolidated financial information. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors, and do not reflect management adjustments as a result of the Completed Transactions by the Company.

The unaudited pro forma consolidated financial statements and related notes should be read together with (i) Griffon’s unaudited condensed consolidated financial statements as of March 31, 2026 and for the three and six months ended March 31, 2026 included in Griffon’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2026 and (ii) Griffon’s audited consolidated financial statements and related notes as of September 30, 2025 and for the three years ended September 30, 2025 included in Griffon’s Annual Report on Form 10-K for the year ended September 30, 2025.

GRIFFON CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
(in thousands)

	As of March 31, 2026
	Griffon Historical	Removal of the Disposal group (3a)	Transaction Accounting Adjustments	Note Reference	Griffon Pro Forma
CURRENT ASSETS
Cash and equivalents	$109,672	$—	$274,953	1, 3b	$384,625
Accounts receivable, net of allowances	200,906	—	—		200,906
Inventories	184,163	—	—		184,163
Prepaid and other current assets	39,308	—	—		39,308
Assets of discontinued operations held for sale	695,755	(675,280)	—		20,475
Total Current Assets	1,229,804	(675,280)	274,953		829,477
PROPERTY, PLANT AND EQUIPMENT, net	202,637	—	—		202,637
OPERATING LEASE RIGHT-OF-USE ASSETS	68,355	—	—		68,355
GOODWILL	191,253	—	—		191,253
INTANGIBLE ASSETS, net	349,975	—	—		349,975
EQUITY METHOD INVESTMENTS	—	—	139,496	1, 3c	139,496
NOTE RECEIVABLE (related party)	—		209,693	1, 3d	209,693
OTHER ASSETS	24,249	—	—		24,249
Total Assets	$2,066,273	$(675,280)	$624,142		$2,015,135
CURRENT LIABILITIES
Notes payable and current portion of long-term debt	$8,018	$—	$—		$8,018
Accounts payable	84,805	—	—		84,805
Accrued liabilities	92,643	—	16,147	3e	108,790
Current portion of operating lease liabilities	17,232	—	—		17,232
Liabilities of discontinued operations held for sale	226,923	(226,923)	—		—
Total Current Liabilities	429,621	(226,923)	16,147		218,845
LONG-TERM DEBT, net	1,394,836	—	—		1,394,836
LONG-TERM OPERATING LEASE LIABILITIES	55,201	—	—		55,201
OTHER LIABILITIES	92,168	—	—		92,168
Total Liabilities	1,971,826	(226,923)	16,147		1,761,050
COMMITMENTS AND CONTINGENCIES
Preferred stock, par value $0.25 per share, authorized 3,000 shares, no shares issued	—	—	—		—
Common stock, par value $0.25 per share, authorized 85,000 shares, issued shares of 84,746 as of March 31, 2026	21,187	—	—		21,187
Capital in excess of par value	687,878	—	—		687,878
Retained earnings	542,660	—	104,559	1, 3f	647,219
Treasury shares, at cost, 37,515 common shares as of March 31, 2026	(1,092,084)	—			(1,092,084)
Accumulated other comprehensive loss	(65,194)	55,079	—	1, 3g	(10,115)
TOTAL SHAREHOLDERS’ EQUITY	94,447	55,079	104,559		254,085
Total Liabilities and Shareholders’ Equity	$2,066,273	$(171,844)	$120,706		$2,015,135

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

GRIFFON CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share data)

	For the Six Months Ended March 31, 2026
	Griffon Historical	Transaction Accounting Adjustments	Note Reference	Griffon Pro Forma
Revenue	$876,120	$—		$876,120
Cost of goods and services	475,398	—		475,398
Gross profit	400,722	—		400,722
Selling, general and administrative expenses	213,963	—		213,963
Income from operations	186,759	—		186,759
Other income (expense)
Interest expense	(43,130)	—		(43,130)
Interest income	241	—		241
Debt extinguishment, net	(556)	—		(556)
Other, net	(2,616)	—		(2,616)
Total other income (expense)	(46,061)	—		(46,061)
Income before taxes	140,698	—		140,698
Provision for income taxes	38,189	—		38,189
Income before unconsolidated joint ventures	$102,509	$—		$102,509
Equity interest in earnings of unconsolidated joint ventures	—	13,020	4b	13,020
Provision for income taxes attributable to equity interest in earnings of unconsolidated joint ventures	—	3,125	4c	3,125
Income from unconsolidated joint ventures, net of taxes	—	9,895		9,895
Income from continuing operations	$102,509	$9,895		$112,404

Basic earnings per common share	$2.30			$2.52
Weighted-average shares outstanding	44,636			44,636

Diluted earnings per common share	$2.24			$2.46
Weighted-average shares outstanding	45,727			45,727

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

GRIFFON CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share data)

	For the Year Ended September 30, 2025
	Griffon Historical	Deconsolidation (Note 4a)	Transaction Accounting Adjustments	Note Reference	Griffon Pro Forma
Revenue	$2,519,926	$(724,542)	$—		$1,795,384
Cost of goods and services	1,461,921	(514,637)	—		947,284
Gross profit	1,058,005	(209,905)	—		848,100
Selling, general and administrative expenses	608,116	(177,494)	—		430,622
Goodwill and intangible asset impairments	243,612	—	—		243,612
Total operating expenses	851,728	(177,494)	—		674,234
Income (loss) from operations	206,277	(32,411)	—		173,866
Other income (expense)
Interest expense	(96,012)	275	—		(95,737)
Interest income	2,155	(1,506)	—		649
Gain on sale of real estate	8,279	(8,279)	—		—
Other, net	6,672	(2,206)	—		4,466
Total other income (expense)	(78,906)	(11,716)	—		(90,622)
Income (loss) before taxes	127,371	(44,127)	—		83,244
Provision (benefit) for income taxes	76,261	(13,264)	—		62,997
Income (loss) before unconsolidated joint ventures	$51,110	$(30,863)	$—		$20,247
Equity interest in earnings of unconsolidated joint ventures	—	—	20,530	4b	20,530
Provision for income taxes attributable to equity interest in earnings of unconsolidated joint ventures	—	—	4,927	4c	4,927
Income from unconsolidated joint ventures, net of taxes	—	—	15,603		15,603
Income (loss) from continuing operations	$51,110	$(30,863)	$15,603		$35,850
Basic earnings per common share	$1.13				$0.79
Weighted-average shares outstanding	45,354				45,354

Diluted earnings per common share:	$1.09				$0.77
Weighted-average shares outstanding	46,685				46,685

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

GRIFFON CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share data)

	For the Year Ended September 30, 2024
	Griffon Historical	Deconsolidation (Note 4a)	Transaction Accounting Adjustments	Note Reference	Griffon Pro Forma
Revenue	$2,623,520	$(767,535)	$—		$1,855,985
Cost of goods and services	1,603,585	(620,000)	—		983,585
Gross profit	1,019,935	(147,535)	—		872,400
Selling, general and administrative expenses	621,638	(185,475)	—		436,163
Income from operations	398,297	37,940	—		436,237
Other income (expense)
Interest expense	(104,086)	265	—		(103,821)
Interest income	2,434	(2,046)	—		388
Gain on sale of real estate	(61)	61	—		—
Debt extinguishment, net	(1,700)	—	—		(1,700)
Other, net	1,766	(777)	—		989
Total other income (expense)	(101,647)	(2,497)	—		(104,144)
Income before taxes	296,650	35,443	—		332,093
Provision (benefit) for income taxes	86,753	(256)	—		86,497
Income before unconsolidated joint ventures	209,897	35,699	—		245,596
Equity interest in losses of unconsolidated joint ventures	—	—	(796)	4b	(796)
Benefit from income taxes attributable to equity interest in losses of unconsolidated joint ventures	—	—	(191)	4c	(191)
Loss from unconsolidated joint ventures, net of taxes	—	—	(605)		(605)
Income (loss) from continuing operations	$209,897	$35,699	$(605)		$244,991

Basic earnings per common share	$4.41				$5.15
Weighted-average shares outstanding	47,573				47,573

Diluted earnings per common share	$4.23				$4.93
Weighted-average shares outstanding	49,668				49,668

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

GRIFFON CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share data)

	For the Year Ended September 30, 2023
	Griffon Historical	Deconsolidation (Note 4a)	Transaction Accounting Adjustments	Note Reference	Griffon Pro Forma
Revenue	$2,685,183	$(813,955)	$—		$1,871,228
Cost of goods and services	1,736,362	(745,851)	—		990,511
Gross profit	948,821	(68,104)	—		880,717
Selling, general and administrative expenses	642,734	(195,936)	—		446,798
Goodwill and intangible asset impairments	109,200	(29,200)	—		80,000
Total operating expenses	751,934	(225,136)	—		526,798
Income from operations	196,887	157,032	—		353,919
Other income (expense)
Interest expense	(101,445)	1,734	—		(99,711)
Interest income	2,094	(1,223)	—		871
Gain (loss) on sale of real estate	12,655	(1,803)	—		10,852
Debt extinguishment, net	(437)	—	—		(437)
Other, net	2,928	(1,097)	—		1,831
Total other income (expense)	(84,205)	(2,389)	—		(86,594)
Income before taxes	112,682	154,643	—		267,325
Provision for income taxes	35,065	42,879	—		77,944
Income before unconsolidated joint ventures	77,617	111,764	—		189,381
Equity interest in losses of unconsolidated joint ventures	—	—	(39,484)	4b	(39,484)
Benefit from income taxes attributable to equity interest in losses of unconsolidated joint ventures	—	—	(9,476)	4c	(9,476)
Loss from unconsolidated joint ventures, net of taxes	—	—	(30,008)		(30,008)
Income (loss) from continuing operations	$77,617	$111,764	$(30,008)		$159,373

Basic earnings per common share	$1.49				$3.06
Weighted-average shares outstanding	52,111				52,111

Diluted earnings per common share	$1.42				$2.92
Weighted-average shares outstanding	54,612				54,612

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

GRIFFON CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(in thousands)

NOTE 1 – BASIS OF PRO FORMA PRESENTATION

The accompanying unaudited pro forma consolidated financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission on the basis described below. The Company prepares its financial statements in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”). The accompanying unaudited pro forma consolidated financial statements are based on information currently available including certain assumptions which are subject to change and certain estimates which may not be realized. They are for informational purposes only and are intended to represent what the Company’s financial position and results of operations might have been had the sale of the AMES U.S. and Canada businesses (“AMES North America”) to a joint venture and the sale of AMES Australasia to a joint venture occurred on the dates indicated, but are not intended to project or forecast the Company’s financial position or results of operations for any future date or period.

The information in the “Griffon Historical” column in the accompanying unaudited pro forma consolidated financial statements is derived from Griffon’s unaudited consolidated financial statements as of March 31, 2026 and for the three and six months ended March 31, 2026 included in Griffon’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, and Griffon’s audited consolidated financial statements as of September 30, 2025 and for the three years ended September 30, 2025 included in Griffon’s Annual Report on Form 10-K for the year ended September 30, 2025. The Company’s AMES’ North America, Australasia, and U.K. operations have been reported as discontinued operations in Griffon’s unaudited consolidated financial statements as of March 31, 2026 and for the three and six months ended March 31, 2026 and included in Griffon’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026. As of March 31, 2026, except for certain U.K. assets and liabilities not held for sale, the Company classified the assets and liabilities associated with AMES North America, Australia and U.K. discontinued operations as held for sale in the consolidated balance sheet. The U.K. assets classified as held for sale relate to inventory and property, plant and equipment that will be sold in liquidation.

Amounts in these unaudited pro forma consolidated financial statements are denominated in U.S. dollars.

There was no impact on the weighted-average common shares outstanding on both a basic and diluted basis as a result of the Completed Transactions as no equity instruments were issued.

NOTE 2 — DESCRIPTION OF TRANSACTIONS

On June 9, 2026, Griffon completed the previously announced formation of the joint venture of Griffon’s AMES North America businesses with Venanpri. In exchange for selling AMES North America to the joint venture, Griffon received $100,000 in cash, a $161,100 of second-lien PIK debt receivable, and a 43% equity interest in the Veritage joint venture. Additionally, on July 31, 2026 Griffon completed the previously announced formation of the Australasia joint venture of Griffon’s AMES Australasia business. In exchange for selling AMES Australasia to this joint venture, Griffon received AUD $258,000 (USD $180,910) in cash, a AUD $69,300 (approximately USD $48,593) of PIK note receivable, and a 49% equity interest in the joint venture.

Description	AMES North America	AMES Australasia	Total
Cash	$100,000	$180,910	$280,910
Paid-In-Kind Notes	161,100	48,593	209,693
Equity method investment in joint venture (1)	118,600	20,896	139,496
Total	$379,700	$250,399	$630,099
___________________________________________
(1) The equity method investment is reflected as Griffon’s proportionate share of the Veritage joint venture and the Australasia joint venture enterprise values.

On June 9, 2026, in connection with the completion of the sale of AMES North America, Griffon transferred net assets with a net carrying value of approximately $391,312 to the Veritage joint venture and recorded a gross loss of approximately $25,885 including $8,316 of costs to sell and $5,957 for certain costs payable at closing, as described below. On July 31, 2026, in connection with the AMES Australasia transaction, Griffon transferred net assets with a net carrying value of $126,456 to the Australasia joint venture and recorded a gain of approximately $118,559 ($107,796, net of taxes), including $5,384 of costs to sell.

Griffon calculated the gain (loss) on the sale of these businesses, as follows:

Description	AMES North America	AMES Australasia	Total
Total consideration received	$379,700	$250,399	$630,099
Less: Carrying amount of net assets derecognized	391,312	126,456	517,768
Gain (loss) on sale of business	(11,612)	123,943	112,331
Less: Estimated costs to sell (1)	(8,316)	(5,384)	(13,700)
Less: Transaction costs(2)	(5,957)	—	(5,957)
Total gross gain (loss) recognized (3)	(25,885)	118,559	92,674
Provision for taxes(4)	—	10,763	10,763
Total gain (loss) recognized, net of taxes	$(25,885)	$107,796	$81,911
___________________________________________

(1) The estimated costs to sell for the AMES North America transaction totaling $8,316 was recorded in Griffon’s historical results for the six months ended March 31, 2026. The estimated costs to sell for the AMES Australia transaction was approximately $5,384.
(2) Estimated transaction costs payable at closing to the Veritage joint venture, including retention, severance, equity and long-term incentive awards, pension liabilities, and long-term debt obligations.
(3) The above estimated pro forma gain (loss) recognized reflects accumulated other comprehensive income of $55,079 as if the Completed Transactions occurred as of March 31, 2026 and considers the expected loss of $22,648 that was recorded in Griffon’s historical results in discontinued operations for the six month period ended March 31, 2026 because the carrying value of the AMES North America business was greater than the consideration received less its costs to sell. An incremental loss of $3,237 was recorded in the transactions column of the balance sheet, aggregating a total loss of $25,885 recognized for the AMES North America transaction.
(4) The estimated tax impact of the AMES North America transaction includes consideration for the utilization of capital losses generated in the current year. The tax impact of the AMES Australasia transaction consists of federal and state statutory rates, including the impact of global intangible low-taxed income (GILTI) rates.

The pro forma gain (loss) recognized on disposition of the AMES North America and AMES Australasia businesses are based on Griffon’s historical balance sheet information as of March 31, 2026 and is subject to change based upon, among other things, the actual balance sheet on the closing dates of the Completed Transactions and finalization of the Company’s financial closing procedures and may differ from the actual gain (loss) on disposition of these businesses that the Company recognizes.

NOTE 3 – PRO FORMA ADJUSTMENTS TO THE CONSOLIDATED BALANCE SHEET

Explanations of the adjustments to the pro forma consolidated balance sheet are as follows:

(a) These balance sheet adjustments reflect the removal of $675,280 of assets and $226,923 of liabilities that were classified as held for sale as of March 31, 2026, of which $519,046 of assets and $178,376 of liabilities were sold to the Veritage joint venture and $156,234 of assets and $48,547 of liabilities were sold to the Australasia joint venture, with the remaining amounts related to the U.K. assets classified as held for sale.

Description	AMES North America	AMES Australasia	Total
Assets held for sale	$519,046	$156,234	$675,280
Liabilities held for sale	178,376	48,547	226,923
Total	$340,670	$107,687	$448,357

(b) Adjustment represents the increase in cash received as part of the AMES North America and AMES Australasia transactions, as follows:

March 31, 2026
Proceeds from the AMES North America transaction	$100,000
Less: Transaction costs	(5,957)
Net proceeds received from the AMES North America transaction	94,043
Proceeds from the AMES Australasia transaction	180,910
Total change in cash	$274,953

(c) Adjustment represents the initial recognition of Griffon’s 43% equity interest in the Veritage joint venture and Griffon’s 49% equity interest in the Australasia joint venture.

(d) Adjustment represents the second-lien PIK debt receivable, and a paid-in-kind (“PIK”) note receivable, provided to Griffon as part of the consideration received in the AMES North America transaction and AMES Australasia transaction, respectively. The AMES North American second-lien PIK debt receivable of $161,100 accrues interest at an annual interest rate of 10% and matures on December 9, 2029, at which time principal plus accrued interest is due. The AMES Australasia PIK note receivable of $48,593 accrues interest at an annual interest rate of 10% and matures 6 years from the issuance date (or if the term of Australasia joint venture senior debt facility is extended, then one year after the expiration of such senior debt facility, but in no event later than 10 years from the issuance date of the PIK note), at which time principal plus accrued interest is due.

(e) Adjustment reflects the income tax payable of $10,763 on the net gain on sale of the businesses described in Note 2, and the accrual of $5,384 for selling costs associated with the AMES Australasia transaction.

(f) Adjustment reflects the net gain on sale of the businesses described in Note 2. The $25,885 loss recorded on the AMES North America transaction is $3,237 greater than the $22,648 estimated loss Griffon recorded in its historical results in discontinued operations for the six month period ended March 31, 2026. The $104,559 adjustment to retained earnings reflects the gain on the AMES Australia transaction of $107,796 offset by the incremental $3,237 loss related to the AMES North America transaction. Refer to Note 2 for additional information.

(g) This balance sheet adjustment represents the accumulated other comprehensive loss of $55,079 in connection with the Completed Transactions described in Note 2, as if the transactions occurred as of March 31, 2026. The accumulated other comprehensive loss consists of foreign translation adjustments and pension amortization. Refer to Note 2 for the detailed calculation of the net gain recognized.

NOTE 4 – PRO FORMA ADJUSTMENTS TO THE CONSOLIDATED STATEMENTS OF OPERATIONS

(a) These adjustments relate to the removal of the historical income statement activity and tax impact attributable to the discontinued operations of AMES North America, Australasia and U.K. for the years ended September 30, 2025, 2024 and 2023.

(b) This adjustment represents Griffon’s Equity interest in earnings (losses) of unconsolidated joint ventures from its investment in 43% equity interest in the AMES North America operations sold to the Veritage joint venture and 49% equity interest in the AMES Australasia operations sold to the Australasia joint venture for the six months ended March 31, 2026 and for the three years ended September 30, 2025. The equity interest in (earnings) losses from unconsolidated joint ventures, net of taxes from both equity method investments were determined based on the historical activity of these businesses for each respective period, and are net of applicable statutory income tax rates. The combined statutory income tax rates used for the Veritage joint venture and the Australasia joint venture were approximately 26% and 30%, respectively. The following table details Griffon’s earnings (losses) for the six months ended March 31, 2026 and for the years ended September 30, 2025, 2024 and 2023:

	For the Six Months ended March 31,	For the Year Ended September 30,
	2026	2025	2024	2023

AMES North America
Historical net income (loss)	$8,539	$17,780	$(23,969)	$(109,438)
Equity interest	42.8%	42.8%	42.8%	42.8%
Equity interest in earnings (losses) of unconsolidated joint venture	3,653	7,607	(10,254)	(46,818)

AMES Australasia
Historical net income (loss)	$19,117	$26,374	$19,302	$14,967
Equity interest	49.0%	49.0%	49.0%	49.0%
Equity interest in earnings (losses) of unconsolidated joint venture	9,367	12,923	9,458	7,334

Total
Historical net income (loss)	$27,656	$44,154	$(4,667)	$(94,471)

Total share of equity interest in earnings (losses) of joint ventures	$13,020	$20,530	$(796)	$(39,484)

(c) Represents the income tax impact of the pro forma adjustments using Griffon’s applicable federal, state, and foreign statutory tax rates. Griffon’s combined statutory rate was approximately 24% for all periods presented.